Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

PERFECT CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares(2)	Other	5,311,310(2)	$6.65(3)	$35,320,211.5	$110.20 per $1,000,000	$3,892.29
Total Offering Amounts					$35,320,211.5		$3,892.29
Total Fee Offsets(4)							-
Net Fee Due							$3,892.29

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued under the Perfect Corp. 2021 Stock Compensation Plan, as amended (the “Plan”), to prevent dilution resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)	This Registration Statement covers a maximum aggregate of 5,311,310 shares of Class A ordinary shares, par value $0.1 per share (“Class A Ordinary Shares”), and Class B ordinary shares, par value $0.1 per share (“Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”), of Perfect Corp. (the “Registrant”) approved for issuance under the Plan.

(3)	Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. As of the date of this Registration Statement, the Registrant has granted options exercisable for 2,100,295 Ordinary Shares under the Plan (the “Granted Option Shares”), and the exercise price for those options is US$3.95, which, pursuant to Rule 457(h) under the Securities Act, shall be treated as the basis for computing the offering price per share for the Granted Option Shares. For the rest of the options that can be granted under the Plan, which are exercisable for 3,211,015 Ordinary Shares (the “Non-granted Option Shares”), the exercise price is unknown, therefore, pursuant to Rule 457(h) under the Securities Act, the offering price per share shall be determined in accordance with Rule 457(c) under the Securities Act. As there is no established public trading market for the Registrant’s Class B Ordinary Shares, and, in order to trade Class B Ordinary Shares, the shares must be converted into Class A Ordinary Shares on a one-for-one basis, the Registrant computed the offering price per share for the Non-granted Option Shares by assuming that all the Non-granted Option Shares will be Class A Ordinary Shares. The Class A Ordinary Shares were issued and are to be listed in connection with the Business Combination Agreement described in this Registration Statement, which provides, among other things, that (i) Beauty Corp., a Cayman Islands exempted company with limited liability and a wholly-owned subsidiary of the Registrant will merge with and into Provident Acquisition Corp., a Cayman Islands exempted company with limited liability (“Provident”) (the “First Merger”), with Provident surviving the First Merger as a wholly-owned subsidiary of the Registrant (Provident as the surviving company of the First Merger, the “First Merger Surviving Company”), and (ii) immediately following the consummation of the First Merger and as part of the same overall transaction, the First Merger Surviving Company will merge with and into Fashion Corp., a Cayman Islands exempted company with limited liability and a wholly-owned subsidiary of the Registrant (the “Second Merger”), with Fashion Corp. surviving the Second Merger as a wholly-owned subsidiary of the Registrant. Pursuant to the Business Combination Agreement, at the effective time of the First Merger, each issued and outstanding Class A ordinary shares of Provident, par value $0.0001 per share (“Provident Class A Ordinary Shares”) will be cancelled in exchange for the right to receive one Class A Ordinary Share of the Registrant. Therefore, pursuant to Rule 457(c) and with reference to Rule 457(f)(1) under the Securities Act, the Registrant computed the offering price per share for the Non-granted Option Shares on the basis of the average of the high (US$8.92) and low (US$7.90) prices per share of the Provident Class A Ordinary Shares reported on the Nasdaq Capital Market on October 24, 2022 (within five business days prior to the date of this Registration Statement). The proposed maximum offering price per share were computed based on the weighted average of the offering price per share for the Granted Option Shares and Non-granted Option Shares.

(4)	The Registrant does not have any fee offsets.